Exhibit 99.1

For immediate release	For more information, contact:
Investor Relations
(972) 699-4055
Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS 2011 RESULTS

Net Income Increased to $24.0 million; Earnings per Share to $0.64

DALLAS, TEXAS (March 6, 2012) – Furmanite Corporation (NYSE: FRM) today reported results for the year ended December 31, 2011. Revenues were $316.2 million compared with $286.0 million for 2010. Net income for 2011 increased to $24.0 million from $9.5 million in 2010. Net income for 2011 was favorably impacted by income tax benefits of $7.7 million related to the net effect of a fourth quarter reversal of valuation allowances on U.S. deferred income taxes as well as $1.2 million associated with the first quarter SLM acquisition. In addition, 2011 net income was unfavorably affected by net-of-tax charges of $0.3 million of restructuring costs and a fourth quarter $0.9 million charge associated with the Company’s decision to exit the heat exchanger business in Germany.

Revenues for the fourth quarter of 2011 were $81.4 million, compared with $75.1 million for the fourth quarter of 2010. Net income for the fourth quarter of 2011 increased to $11.2 million from $3.7 million for the fourth quarter of 2010. Net income for the fourth quarter of 2011 was favorably impacted by a $7.7 million income tax benefit related to the net effect of the reversal of valuation allowances on U.S. deferred income taxes. In addition, 2011 net income was unfavorably impacted by net-of-tax charges of $0.1 million of restructuring charges and the $0.9 million charge in Germany discussed above.

Foreign currency fluctuations favorably impacted the Company’s 2011 revenues, operating income and net income by approximately $9.8 million, $1.2 million and $0.3 million, respectively, for 2011. Foreign currency fluctuations in the fourth quarter of 2011 were insignificant. Earnings per share (diluted) were $0.64 for 2011, compared with 2010 earnings per share (diluted) of $0.26. Earnings per share (diluted) were $0.30 for the fourth quarter of 2011, compared with fourth quarter 2010 earnings per share (diluted) of $0.10.

2435 North Central Expressway, Suite 700 Richardson, Texas 75080 972-699-4055

“Our full year 2011 results indicate good progress in our commitment to transform Furmanite into a world leading and top performing specialty services firm” said Charles R. Cox, chairman and CEO of Furmanite Corporation. “Revenue growth of nearly 11% and income before income tax growth of 46% in 2011 represents significant improvement over 2010, but still well below our potential. We have improvement opportunities before us in virtually every aspect of our business which are being addressed by our restructuring, culture change and strategic re-direction. We are confident our efforts are on target to deliver significant continued future growth.”

Joseph Milliron, Furmanite President and COO, said: “There is tremendous excitement throughout the Company as we have implemented our values and strategies, and created a new global organizational concept to accelerate growth. We also achieved strong revenue growth with solid sales margins in most regions and good project performance overall. A few underperforming projects and a number of one-time issues, however, created erosion in our delivered margins and operating income for 2011, particularly in the fourth quarter. The underperforming project issue is being addressed by a strong company-wide drive for consistent project execution excellence. Overall, we are pleased with our 2011 results and we continue to stay focused on the action needed to maximize our long-term growth.”

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Dallas, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 75 offices on six continents. The company recently expanded its global capabilities to deliver specialized solutions for large-scale equipment or operations through the acquisition of Self Leveling Machines International Pty Ltd. and Self Leveling Machines, Inc. (collectively “SLM”), based in Melbourne, Australia, and Houston, Texas. The company’s headquarters will relocate to Houston, Texas in the first quarter of 2012. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

FURMANITE CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

	(Unaudited) For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$81,814	$75,070	$316,207	$285,953
Costs and expenses:
Operating costs	58,471	51,296	219,146	194,594
Depreciation and amortization expense	1,951	1,723	8,231	6,490
Selling, general and administrative expense	16,895	17,084	68,379	71,209

Total costs and expenses	77,317	70,103	295,756	272,293

Operating income	4,497	4,967	20,451	13,660
Interest income and other income (expense), net	(27)	15	(126)	549
Interest expense	(259)	(223)	(1,017)	(943)

Income before income taxes	4,211	4,759	19,308	13,266
Income tax expense (benefit)	(7,005)	1,035	(4,662)	3,780

Net income	$11,216	$3,724	$23,970	$9,486

Earnings per common share - Basic	$0.30	$0.10	$0.65	$0.26

Earnings per common share - Diluted	$0.30	$0.10	$0.64	$0.26

FURMANITE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
Cash	$34,524	$37,170
Trade receivables, net	71,508	63,630
Inventories	26,557	24,366
Other current assets	13,171	5,951

Total current assets	145,760	131,117

Property and equipment, net	34,060	30,720
Other assets	27,412	20,264

Total assets	$207,232	$182,101

Total current liabilities	$41,999	$42,936
Total long-term debt	31,051	30,085
Other liabilities	15,293	10,992
Total stockholders’ equity	118,889	98,088

Total liabilities and stockholders’ equity	$207,232	$182,101

FURMANITE CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(in thousands)

	For the Twelve Months Ended December 31,
	2011	2010
Net income	$23,970	$9,486
Depreciation, amortization and other non-cash items	921	7,661
Working capital changes	(17,003)	(9,311)

Net cash provided by operating activities	7,888	7,836

Capital expenditures	(6,450)	(7,312)
Acquisition of assets and business	(4,073)	(350)
Proceeds from sale of assets	137	574
Payments on debt	(207)	(237)
Proceeds from issuance of debt	—	78
Issuance of common stock	270	578
Effect of exchange rate changes on cash	(211)	(114)

(Decrease) increase in cash and cash equivalents	(2,646)	1,053
Cash and cash equivalents at beginning of year	37,170	36,117

Cash and cash equivalents at end of year	$34,524	$37,170